UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 11, 2019
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Form 8-K
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Certain Agreements with Executive Officers

GSE Systems, Inc. (the "Company") previously entered into Employment Agreements with each of Kyle J. Loudermilk, Christopher D. Sorrells, and Emmett Pepe providing for an annual cash bonus payable after the end of the year. On the recommendation of the Compensation Committee, the board of directors of the Company (the "Board"), with Loudermilk and Sorrells abstaining, approved amendments to Employment Agreements with each of Loudermilk, Sorrells, and Pepe, which gives the Compensation Committee discretion to authorize payment to the executives of 10% of the amount of the bonus that is projected to be earned for the full year. If the total bonus amount actually earned, as finally calculated based on full-year financial performance, exceeds the amount paid, the executive is required to repay the Company the excess amount.

The amendments to the Employment Agreements with each of Loudermilk, Sorrells, and Pepe also change the bonus amount payable if the executive terminates his employment for good reason or the Company terminates his employment for any reason other than cause, in each case within one year following the effective date of a change in control of the Company. Before the amendment, the bonus amounts payable to Loudermilk, Sorrells, and Pepe were 100%, 100%, and 50%, respectively, of the average of the bonus amounts paid to the executive for the two years prior to the year in which the change in control takes place. The amendment changes the amount to the greater of (i) the actual amount of bonus earned by the executive as of such date or (ii) the target amount of bonus for the period during which the employment of the executive terminates.

In addition, the amendments to the Employment Agreements with each of Sorrells and Pepe (but not Loudermilk) also increase the period during which the executive’s base salary continues to be paid after either the executive terminates his employment for good reason or the Company terminates his employment for any reason other than death, disability, or cause, from a period of six months to twelve months.

Except as otherwise described herein, all other provisions of the foregoing Employment Agreements (as amended) remain in full force and effect.  Copies of the amendment to each of the Employment Agreements with Loudermilk, Sorrells, and Pepe are attached hereto as Exhibits 99.1, 99.2, and 99.3, respectively, and each is incorporated herein by reference.  The foregoing descriptions of the amendments to the Employment Agreements of Loudermilk, Sorrells, and Pepe do not purport to be complete and are qualified in their entirety by reference to the attached amendments.

Item 9.01. (d)	Financial Statements and Exhibits.
99.1	Amendment No. 3 to Employment Agreement, dated January 11, 2019, between GSE Systems, Inc. and Kyle J. Loudermilk

99.2	Amendment No. 2 to Employment Agreement, dated January 11, 2019, between GSE Systems, Inc. and Christopher D. Sorrells

99.3	Amendment No. 2 to Employment Agreement, dated January 11, 2019, between GSE Systems, Inc. and Emmett Pepe

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: January 11, 2019